SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

August 30, 2016

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33228	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

12655 North Central Expressway, Suite 1000, Dallas, TX 75243

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 8.01	Other Events.

Bond Offering

On May 31, 2016, Zion Oil & Gas, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) the Prospectus Supplement dated May 31, 2016 (the “Original Prospectus Supplement”) relating to an offering of the Company’s 12% Convertible Senior Bonds (the “Bonds;” each, a “Bond”) in a minimum aggregate amount of $2,500,000 up to a maximum amount of $12,000,000 (the “Offering”). On June 22, 2016, the Company filed an Amendment No. 1 to the Original Prospectus Supplement. The Original Prospectus Supplement forms a part of the Company’s Registration Statement on Form S-3 (File No. 333-193336), as amended, which was declared effective by the SEC on March 27, 2014 (the “Registration Statement”), along with the base prospectus and Exhibit 4.2, the Original Indenture.

On August 30, 2016, the Company filed with the SEC an Amendment No. 2 to the Prospectus Supplement (“Amendment No. 2”). Under Amendment No. 2, the Offering period is extended from September 1, 2016 to 10:00 a.m. EST to November 1, 2016 (such extended date and time being called the “Closing Date”), and at such location as may be agreed upon between Network 1 Financial Securities, Inc. (the “Placement Agent”) and the Company. If the Company does not receive acceptable subscriptions and payments totaling at least the Minimum Purchase Amount of $2.5 million on or before October 31, 2016, the Company will terminate the offering and promptly refund the money raised without deduction. The Bonds will be issued on that date and interest thereon shall begin to accrue on the 31st day following the final closing date.

The Bonds will bear interest at a rate of 12% per year on the principal or par value of $1,000.00 per Bond, payable annually in arrears on December 2 of each year, beginning on December 2, 2017. The interest payments shall be paid annually, in arrears in cash or in shares of our common stock, at the Company’s sole discretion. At maturity, the Company will deliver shares of its common stock as provided in this Prospectus or pay the principal and unpaid interest in cash.

Also under Amendment No. 2, the following disclosure is added under a section entitled “U.S. State Securities (“Blue Sky”) and Foreign Securities Laws.” The new wording reads as follows:

“In order to comply with certain blue sky and foreign securities laws, if applicable, the Bonds will be offered and sold in such jurisdictions only where such offers and sales are (i) permitted by registration or qualification of the Bonds or pursuant to an appropriate exemption from registration, and (ii) effected by the Company as designated by Network 1 Financial Securities Inc. or by brokers or dealers that are registered or licensed in the applicable jurisdiction. In certain states and foreign countries, the amount of an investment in the Bonds and whether or not an investment may be allowed to occur could depend upon an investor’s meeting the ‘suitability standards’ established by the jurisdiction in which such investor resides. ‘Suitability standards’ are defined as ‘minimum net worth required, minimum income required and/or maximum investment allowed’ of or by a potential purchaser in this offering. Our officers, directors and Placement Agents will be provided information on a current basis as to those U.S. states and foreign jurisdictions in which the Bonds have qualified for offers and sales or in which we have an opinion of counsel that the Bonds are exempt from registration, and the suitability standards, if any, required by such U.S. states and foreign jurisdictions.”

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Amendment to Supplemental Indenture

Effective May 31, 2016, the Company executed a Supplemental Indenture, as Issuer, with the American Stock Transfer & Trust Company, LLC, a New York limited liability trust company (“AST”), located at 6201 15th Avenue, Brooklyn, NY 11219, as the trustee, paying agent and registrar, relating to the issuance by the Company of the Bonds. On June 22, 2016, the Company filed an Amendment No. 1 to the Supplemental Indenture with Form 8-K dated June 22, 2016 under Item 9.01(d), Exhibit 4.1.

Effective August 30, 2016, the Company executed an Amendment No. 2 to the Supplemental Indenture, dated May 31, 2016, that extends the Final Closing Date of the Bonds from September 1, 2016 to November 1, 2016. The maturity date of the Bonds is extended from October 2, 2028 to December 2, 2028. The Bonds will bear interest from December 2, 2016, and payable on December 2nd of each year, beginning on December 2, 2017. The Bonds will be redeemable at any time after the third anniversary of their issuance date. The Bonds will be convertible at any time prior to the close of business on the business day immediately prior to the 30-day period preceding the maturity date.

The Company is filing the items included in Exhibits 4.1 and 4.2 to this Current Report on Form 8-K for the purpose of incorporating such items as exhibits to the Registration Statement for the Prospectus Supplement and the Supplemental Indenture under Annex B.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	4.1 - Amendment No. 2 to Supplemental Indenture

Exhibit	4.2 - Amended Global Note (incorporated by reference to the Amendment to the Company’s Supplemental Indenture in Exhibit 4.1)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: August 30, 2016	By:	/s/ Victor G. Carrillo
Victor G. Carrillo
Chief Executive Officer

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